Exhibit 7.10
EXECUTION VERSION
SHARE PURCHASE AND SALE AGREEMENT

Date:	December 16, 2010

To:	Nomura International plc (“Buyer”)
Nomura House
1 St Martin’s-le-Grand
London EC1A 4NP

From:	Borse Dubai Limited (“Seller”)
P.O. Box 506690
Level 7, Precinct Building 5, Gate District
Dubai International Financial Centre
Dubai, UAE
Facsimile No.: +971 4 331 4924
Telephone No.:	+971 4 305 5606
Attention:	Essa Kazim
The purpose of this share purchase and sale agreement (this “Agreement”) is to set forth the terms and conditions of the purchase (the “Purchase”) by Buyer, and sale by Seller, of shares of common stock, $.01 par value per share, of The NASDAQ OMX Group, Inc. (each, a “Share”).
1. Share Purchase and Sale.
Seller agrees to sell to Buyer, and Buyer agrees to buy from Seller, 8,000,000 Shares (the “Purchased Shares”) at a price per Share equal to $21.82, less the arrangement fee of $0.11, for a total cash payment equal to $173,680,000.00 (the “Aggregate Purchase Price”). Closing of the Purchase shall take place on December 21, 2010 (the “Closing Date”) simultaneously with a sale of 22,781,000 Shares (the “Redemption”) by Seller to The NASDAQ OMX Group, Inc. (“NASDAQ”) in accordance with the Closing Agreement dated December 16, 2010 by and among HSBC (“HSBC”), Buyer, Seller, Nomura Securities International, Inc., Borse Dubai Nasdaq Share Trust and NASDAQ (the “Closing Agreement”).
Both parties acknowledge that the sale of the Purchased Shares and the Redemption are being entered into in contemplation of each other as part of a single plan of disposal.
2. Representations, Warranties and Acknowledgements.
(a) Each party represents and warrants to the other party that:
(i) It is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing.
(ii) It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and has taken all necessary action to authorize such execution, delivery and performance.

(iii) Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets.
(iv) All governmental and other consents that are required to have been obtained by it with respect to this Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with.
(v) Its obligations under this Agreement constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application, regardless of whether enforcement is sought in a proceeding in equity or at law).
(b) Seller represents and warrants to, and agrees with, Buyer that Seller has, or will have at the time of delivery of the Purchased Shares to Buyer, the right to transfer the Purchased Shares as provided herein and that upon the payment by Buyer of the Aggregate Purchase Price for the Purchased Shares and the delivery of certificates representing only the Purchased Shares to Buyer, duly endorsed to Buyer or in blank, and assuming Buyer has no notice of any adverse claim to the Purchased Shares (other than the lien in favor of HSBC, as global facility agent and security trustee, as described more fully in the Closing Agreement, which, subject to the conditions therein, will be released on the Closing Date), Buyer will be a “protected purchaser” (within the meaning of Section 8-303 of the of the New York Uniform Commercial Code) of the Purchased Shares.
(c) Buyer hereby represents and warrants to Seller that:
(i) It is an “accredited investor” (as defined in Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)) and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the Transaction, and it is able to bear the economic risk of the Transaction.
(ii) It is entering into the Transaction for its own account and not with a view to the distribution or resale of the Transaction or its rights thereunder except pursuant to a registration statement declared effective under, or an exemption from the registration requirements of, the Securities Act.
3. Condition to Closing.
Buyer’s obligations to pay the Aggregate Purchase Price and consummate the Purchase on the Closing Date shall be subject to the conditions:
(i) the Security Releaser (as defined in the Closing Agreement) shall have performed its obligations under Section 3 of the Closing Agreement; and
(ii) Seller shall have caused Latham & Watkins LLP to deliver an opinion dated as of the Closing Date substantially in the form set forth in Annex A.

4. Governing Law.
THIS AGREEMENT, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO CHOICE OF LAW DOCTRINE (OTHER THAN TITLE 14 OF THE NEW YORK GENERAL OBLIGATIONS LAW). THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES COURT FOR THE SOUTHERN DISTRICT OF NEW YORK IN CONNECTION WITH ALL MATTERS RELATING HERETO AND WAIVE ANY OBJECTION TO THE LAYING OF VENUE IN, AND ANY CLAIM OF INCONVENIENT FORUM WITH RESPECT TO, THESE COURTS.
5. Waiver of Trial by Jury.
EACH PARTY HEREBY IRREVOCABLY WAIVES (ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF SELLER OR ITS AFFILIATES IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF.
[Remainder of Page Intentionally Blank]

This Agreement can be singed in multiple counterparts. Please confirm that the foregoing correctly sets forth the terms of our agreement by signing and returning this Agreement.

Yours faithfully, BORSE DUBAI LIMITED
By:	/s/ Essa Kazim
	Name:	Essa Kazim
	Title:	Board Member

By:	/s/ Abdulaziz Al Muhairi
	Name:	Abdulaziz Al Muhairi
	Title:	Board Member

Confirmed as of the date first above written: NOMURA INTERNATIONAL PLC
By:	/s/ Bruce Railton
	Name:	Bruce Railton
	Title:	Authorized Signatory

Annex A
[Form of Opinion of Latham & Watkins LLP, As Special DIFC Counsel for Seller]
(i) Seller is duly incorporated under the laws of the DIFC as a company limited by shares;
(ii) The execution of the Agreement has been duly authorised by all necessary corporate action on the part of Seller;
(iii) Seller has the requisite corporate capacity to enter into the Agreement and to perform its obligations thereunder;
(iv) The entry into, delivery and performance of its obligations under the Agreement by Seller does not violate (a) any provision of its Amended and Restated Articles of Association adopted on 21 December 2009, and (b) any requirements of any existing DIFC Law applicable to Seller;
(v) There are no consents, approvals or authorisations required by Seller from any DIFC-based governmental or other regulatory agencies under DIFC Law, in connection with the entry into and performance by Seller of its obligations under the Agreement;
(vi) In any proceedings taken in the DIFC for the enforcement of the obligations of Seller under the Agreement, the DIFC Courts would recognize the choice of law of the State of New York as a valid choice for the governing law of the Agreement; and
(vii) A final and conclusive judgment against Seller for the payment of a specific sum of money rendered by a court outside of the DIFC arising out of or in connection with the Agreement should be recognized by and enforceable in a DIFC Court, subject to certain reservations.
The opinion will be subject to certain customary assumptions and reservations.